UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Motorsport Games Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOTORSPORT GAMES INC.

5972 NE 4th Avenue

Miami, Florida 33137

Notice of Special meeting of Stockholders

to be held on November 9, 2022

To Our Stockholders:

A special meeting of stockholders of Motorsport Games Inc. (the “Company”) will be held on November 9, 2022, 11:00 a.m., local time, at the Company’s offices located at 5972 NE 4th Avenue, Miami, Florida 33137, for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of the Company’s Class A and Class B common stock, par value $0.0001 per share (together referred to as the “Common Stock”), at a ratio of 1-for-10, with the Company’s Board of Directors having the right to adjust such ratio, acting in its sole discretion and in the Company’s best interest, to up to 1-for-30, inclusive (the “Board of Directors”).

2.	To approve an amendment to the Company’s Certificate of Incorporation to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent.

3.	To approve an amendment to the Company’s Bylaws to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent.

4.	To transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

The Board of Directors has fixed October 5, 2022 as the record date for the determination of stockholders entitled to vote at the special meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the special meeting or any postponement or adjournment thereof.

If you elected to receive our proxy statements electronically over the Internet you will not receive a paper proxy card. The proxy statement are available at www.proxyvote.com.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

Dmitry Kozko
Chief Executive Officer

Miami, Florida
[_________], 2022

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MOTORSPORT GAMES INC.

5972 NE 4th Avenue

Miami, Florida 33137

PROXY STATEMENT

INTRODUCTION

General

Motorsport Games Inc. (the “Company,” “we,” “us,” or “our”) is a Delaware corporation with its principal executive offices located at 5972 NE 4th Avenue, Miami, Florida 33137. The Company’s telephone number is (305) 507-8799. The proxy statement and the form of proxy relating to the special meeting are first being made available to stockholders on or about October 5, 2022.

The 2022 special meeting of stockholders will be held on November 9, 2022, at 11:00 a.m., local time, at the Company’s offices located at 5972 NE 4th Avenue, Miami, Florida 33137.

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

Purpose of the Special Meeting

The following matters are being submitted for a vote at the special meeting (collectively, the “Proposals”)—

1.	To approve an amendment to the Company’s Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of the Company’s Class A and Class B common stock, par value $0.0001 per share (together referred to as the “Common Stock”), at a ratio of 1-for-10, with the Company’s Board of Directors having the right to adjust such ratio, acting in its sole discretion and in the Company’s best interest, to up to 1-for-30, inclusive (the “Reverse Stock Split”).

2.	To approve an amendment to the Company’s Certificate of Incorporation to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent.

3.	To approve an amendment to the Company’s Bylaws to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent.

4.	To transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

Voting Procedures

Proxies in the form attached, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form.

In voting by proxy in regard to the approval of (i) an amendment to the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split, (ii) an amendment to the Company’s Certificate of Incorporation to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent, and (iii) an amendment to the Company’s Bylaws to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent, stockholders may vote for or against or abstain from voting.

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Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) FOR approval of an amendment to the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split, (ii) FOR approval of an amendment to the Company’s Certificate of Incorporation to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent, and (iii) FOR approval of an amendment to the Company’s Bylaws to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent. Please see Proposals 1, 2 and 3 set forth later in this proxy statement. Sending in a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person, as the proxy is revocable.

Any stockholder giving a proxy may revoke it at any time before it is voted at the special meeting by, among other methods, giving notice of such revocation to the Company’s Secretary, attending the special meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the special meeting other than the foregoing matters. However, if any other matters properly come before the special meeting in accordance with the Company’s bylaws, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on October 5, 2022, the record date for the determination of the Company’s stockholders entitled to receive notice of, and to vote at, the special meeting, the Company’s outstanding voting securities consisted of [_________] shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and 7,000,000 shares of Class B common stock, $0.0001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share.

No Appraisal Rights

Stockholders have no rights under Delaware law, our certificate of incorporation or our bylaws to exercise dissenters’ rights of appraisal with respect to the Proposals.

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PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECTUATE THE REVERSE STOCK SPLIT

Overview

The Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to the Company’s Certificate of Incorporation in the form set forth in APPENDIX A to this proxy statement (the “Reverse Stock Split Amendment”) (specifically, in in Section 3 of APPENDIX A) to effect a reserve split of our issued and outstanding shares of Class A and Class B Common Stock at a ratio of 1-for-10, with the Company’s Board of Directors having the right to adjust such ratio, acting in its sole discretion and in the Company’s best interest, to up to 1-for-30, inclusive, at any whole number in such range. To avoid the existence of fractional shares of our Common Stock, shares that would otherwise result in fractional shares from the application of the Reverse Stock Split will be collected and pooled by our transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares, thus cashing out such fractional shares.

A vote “FOR” this proposal will constitute approval of the Reverse Stock Split Amendment providing for the combination of ten (10) (subject to adjustment by the Company’s Board of Directors to up to thirty (30) shares) of Common Stock, inclusive, as determined in the sole discretion of the Board of Directors and acting in the Company’s best interest, into one (1) share of Common Stock. If our stockholders approve this proposal, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the range above and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining the Reverse Stock Split ratio, if any, following receipt of stockholder approval of this proposal, the Board of Directors may consider, among other things, various factors such as:

●	the historical trading price and trading volume of the Company’s Class A Common Stock;

●	the then prevailing trading price and trading volume of the Company’s Class A Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock;

●	the number of shares of our Class A and Class B Common Stock outstanding;

●	the minimum price per share requirements of The NASDAQ Capital Market;

●	which Reverse Stock Split ratio would result in the least administrative cost to us; and

●	prevailing general market and economic conditions.

The Reverse Stock Split will not change the number of authorized shares of Class A and Class B Common Stock or Preferred Stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Class A and Class B Common Stock will decrease, the number of shares of Class A and Class B Common Stock remaining available for future issuance will increase. As of the date of this proxy statement, we do not have any plans, proposals, or arrangements, written or otherwise, to issue any of such newly available authorized shares of Class A and Class B Common Stock for any purpose, including future acquisitions and/or financings.

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If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will be implemented at any time before the end of 2022. However, the Board of Directors reserves the right, notwithstanding stockholder approval of this proposal and without further action by the stockholders, to (i) delay the Reverse Stock Split if at any time the Board of Directors, in its sole discretion, determines that such delay would be our best interest and the best interests of the stockholders, (ii) elect not to proceed with the Reverse Stock Split if, at any time the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of the stockholders to proceed with the Reverse Stock Split, or (iii) revise the terms of the Reverse Stock Split if it so determines that such course of action is in our best interest and the best interest of our stockholders.

Purpose of the Reverse Stock Split Amendment

The purpose of the Reverse Stock Split is to decrease the total number of shares of our Class A Common Stock outstanding and thereby potentially increasing the market price of our Class A Common Stock. Our Class A Common Stock currently trades on The NASDAQ Capital Market under the symbol “MSGM,” and we are required to continually meet the listing requirements of The NASDAQ Capital Market (including a minimum bid price for our Class A Common Stock of $1.00 per share) to maintain the listing of our Class A Common Stock on The NASDAQ Capital Market.

As previously disclosed on a Current Report filed with the SEC on June 9, 2022, we received a deficiency letter from the Nasdaq Listing Qualifications Staff (the “Staff”) on June 6, 2022 indicating that for 30 consecutive business days, our Class A Common Stock had a closing bid price below the $1.00 per share minimum. In accordance with NASDAQ Listing Rules, we were provided a compliance period of 180 calendar days, or until December 5, 2022, to regain compliance with this requirement. We can regain compliance with the minimum closing bid price requirement if the bid price of our Class A Common Stock closes at $1.00 per share or higher for a minimum of 10 consecutive business days.

The Board of Directors has considered the potential harm to us and our stockholders should NASDAQ delist our Class A Common Stock on The NASDAQ Capital Market. If our Class A Common Stock is delisted, it could be more difficult to buy or sell our Class A Common Stock and to obtain accurate quotations, and the price of our stock could suffer a material decline.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL NO. 1, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR CLASS A COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY THE APPLICABLE NASDAQ RULES.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Class A and Class B Common Stock. To avoid the existence of fractional shares of our Common Stock, shares that would otherwise result in fractional shares from the application of the Reverse Stock Split will be collected and pooled by our transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares, thus cashing out such fractional shares. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Stockholders should also recognize that once the Reverse Stock Split is effected, they will own fewer number of shares than they owned prior to the Reverse Stock Split (a number equal to the quotient of the number of shares owned immediately before the Reverse Stock Split divided by, for example, 10, assuming a ratio of 1-for-10).

Our authorized capital stock currently consists of 107,000,000 shares of Common Stock (100,000,000 shares of which are designated Class A Common Stock and 7,000,000 shares of which are designated Class B Common Stock) and 1,000,000 shares of Preferred Stock. If the Reverse Stock Split is implemented, the number of authorized shares of Common Stock would remain at 107,000,000 shares, thereby effectively increasing the number of shares of Common Stock available for future issuance. In addition, the total number of authorized shares of Preferred Stock would remain at 1,000,000 shares. The conversion ratio of our issued outstanding shares of Preferred Stock will adjust proportionately with the ratio of the Reverse Stock Split.

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The principal effects of the Reverse Stock Split Amendment will be as follows:

●	each ten (10) shares of Common Stock, inclusive (which number of shares may be adjusted by the Company’s Board of Directors to up to thirty (30) shares of Common Stock, acting in its sole discretion and in the Company’s best interest), owned by a stockholder, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being cashed out;

●	the number of shares of Common Stock issued and outstanding will be reduced;

●	proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

●	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

●	the number of shares of Common Stock available for future issuance will increase accordingly.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

●	There can be no assurance that we can regain compliance with the minimum closing bid price requirements of NASDAQ for our Class A Common Stock, and there can be no assurance that we will continue to meet the other listing requirements of The NASDAQ Capital Market.

●	If the Reverse Stock Split is approved and implemented and the market price of our Class A Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split.

●	There can be no assurance that the Reverse Stock Split will increase the per share price for our Class A Common Stock. While we expect that the Reverse Stock Split will result in an increase in the per share price of our Class A Common Stock, the Reverse Stock Split may not increase the per share price of our Class A Common Stock in proportion to the reduction in the number of shares of our Class A Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

●	We will have fewer shares that are publicly traded. As a result, the trading liquidity of our Class A Common Stock may decline. Accordingly, the total market capitalization of our Class A Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Class A Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Class A Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

●	The number of shares of Common Stock available for future issuance will effectively be increased, which potentially allows us to raise additional capital in the future through the issuance and sale of equity securities from time to time, as the Board of Directors may deem advisable. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of capital stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons or parties, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Reverse Stock Split is not being recommended by the Board of Directors as part of an anti-takeover strategy, but rather its principal purpose is for the Company to regain compliance with the NASDAQ listing standards to maintain the listing of its Class A Common Stock.

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Effective Time

If approved and implemented, the Reverse Stock Split would become effective on the date specified in the Reverse Stock Split Amendment filed with the office of the Secretary of State of the State of Delaware (the “Effective Time”). Except as explained below with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the Reverse Stock Split ratio of 1-for-10, with the Company’s Board of Directors having the right to adjust such ratio, acting in its sole discretion and in the Company’s best interest, to up to 1-for-30, inclusive.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates (if any) with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. To the extent that shares are held in uncertificated book entry form, no such action will be required.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our Common Stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “MSGM” for the foreseeable future.

The table below sets forth, as of October 5, 2022 (the “Record Date”) and for illustrative purposes only, certain approximated effects of potential Reverse Stock Split ratios between 1-for-10 and 1-for-30 on our Class A Common Stock, inclusive (without giving effect to the treatment of fractional shares). The percentages for each line item in the table represent the percentage of the total number of authorized shares of Class A Common Stock both prior to and after giving effect to the Reverse Stock Split and the assumed ratios.

	Prior to Reverse Stock Split		After Reverse Stock Split Assuming Certain Ratios
		%	1-for-10	%	1-for-20	%	1-for-30	%
Number of Shares Authorized	100,000,000	100%	100,000,000	100%	100,000,000	100%	100,000,000	100%
Number of Shares Issued and Outstanding
Number of Shares Reserved for Issuance (1)
Number of Shares Authorized and Unissued

Note 1:	Such number of shares of Class A Common Stock reserved for issuance is comprised of (i) [_______] shares of Class A Common Stock reserved for issuance under the options and convertible securities granted or issued, as the case may be, prior to 2022 (some pursuant to the Stock Plan (as defined below) and some outside of the Stock Plan, but subject to stockholders approval that was previously obtained); (ii) [_______] shares of Class A Common Stock reserved for issuance pursuant to the employee options granted in 2022 under the Company’s 2021 Equity Incentive Stock Plan (as amended, the “Stock Plan”); and (iii) [_______] shares of Class A Common Stock reserved for issuance of the not yet vested portion of restricted stock grant to employees in 2022 under the Stock Plan.

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Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for the Reverse Stock Split Amendment to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split at any time before the end of 2022. However, the Board of Directors reserves the right, notwithstanding stockholder approval of this proposal and without further action by the stockholders, to (i) delay the Reverse Stock Split if at any time the Board of Directors, in its sole discretion, determines that such delay would be our best interest and the best interests of the stockholders, (ii) elect not to proceed with the Reverse Stock Split if, at any time the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of the stockholders to proceed with the Reverse Stock Split, or (iii) revise the terms of the Reverse Stock Split if it so determines that such course of action is in our best interest and the best interest of our stockholders.

Fractional Shares

We do not currently intend to issue fractional shares of our Common Stock in connection with the Reverse Stock Split. Therefore, we do not expect to issue fractional shares, either in uncertificated book entry form or in the form of certificates. Stockholders who otherwise would hold fractional shares because the number of shares of Common Stock they held before the Reverse Stock Split will be entitled to cash payments (without interest or deduction) in respect of such fractional shares. To avoid the existence of fractional shares of our Common Stock, shares that would otherwise result in fractional shares from the Reverse Stock Split will be collected and pooled by our transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be entitled to fractional shares.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Board of Directors does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effect On Our Stock Plan

As of October 5, 2022, there were approximately [_______] outstanding stock options and [_______] shares of unvested restricted stock under our ‘Stock Plan. Under Section 10.1 of our Stock Plan, in the event of a reverse stock split, the maximum aggregate number of shares of stock available for grant, the number of shares of stock subject to any award, and any numeric limitation expressed in the Stock Plan shall be appropriately adjusted by the Compensation Committee of the Board or the Board, as applicable.

Accordingly, if the Reverse Stock Split is effected, the Company expects that the number of all outstanding equity awards will be proportionately adjusted by our Compensation Committee, using the same final ratio determined by the Board, pursuant to its existing authority under the Stock Plan to do so. In connection with the Reverse Stock Split, the Compensation Committee will implement only applicable technical, conforming changes to the Stock Plan, including ratably reducing the authorized shares of Class A Common Stock available for awards under the Stock Plan.

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Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)

Upon consummating the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book−Entry” Holders of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in uncertificated, book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in uncertificated, book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

Effect on Certificated Shares

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form before the Effective Time (the “Old Certificates”), you do not need to take any action to exchange your Old Certificates unless you want to make a sale or transfer of stock. After the Effective Time, upon request, we will issue new certificates (the “New Certificates”) to anyone who holds Old Certificates in exchange therefor. Any request for New Certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates to the transfer agent. Stockholders will then receive one or more New Certificates representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has one or more restrictive legends on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNTIL REQUESTED TO DO SO.

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Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. In the Company’s future financial statements, per share net income or loss and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to us and to holders of our Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences for a holder of our Common Stock pursuant to the Reverse Stock Split will be as follows:

1. the holder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of Common Stock);

2. the holder’s aggregate tax basis of the Common Stock received pursuant to the Reverse Stock Split, including any fractional share of the Common Stock not actually received, should be equal to the aggregate tax basis of such holder’s Common Stock surrendered in exchange therefor;

3. the holder’s holding period for the Common Stock received pursuant to the Reverse Stock Split should include such holder’s holding period for the Common Stock surrendered in exchange therefor;

4. cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and

5. we should not recognize gain or loss as a result of the Reverse Stock Split.

Required Vote of Stockholders

Approval of this Proposal No. 1 requires the affirmative vote of 662/3rd%) of the outstanding shares of our capital stock entitled to vote on Proposal No. 1. As a result, abstentions and broker non-votes will have the same effect as a vote against Proposal No. 1. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal No. 1.

The Board recommends a vote “FOR” the proposal to approve an amendment to the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split.

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PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ALLOW ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN BY THE COMPANY’S STOCKHOLDERS TO BE EFFECTED BY WRITTEN CONSENT

Overview

The Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to the Company’s Certificate of Incorporation in the form set forth in APPENDIX A to this proxy statement (the “Written Consent Amendment”) (specifically, in in Section 4 of APPENDIX A) to allow any action required or permitted to be taken by the Company’s stockholders to be effected by written consent.

Our Board is committed to strong corporate governance and believes in maintaining policies and practices that serve the best interests of all of the Company’s stockholders. Currently, the Certificate of Incorporation does not permit stockholder action by written consent. Consistent with the Board’s track record of taking proactive measures to enhance stockholder rights and commitment to maintaining exemplary corporate governance practices, the Board believes that it is in the best interests of the Company and its stockholders to approve an amendment to the Certificate of Incorporation to allow for any action required or permitted to be taken by the Company’s stockholders to be effected by written consent, as set forth in the Company’s proposed Written Consent Amendment. The Written Consent Amendment would not amend any other provisions of the Certificate of Incorporation.

A vote “FOR” this proposal will constitute approval of the Written Consent Amendment providing for any action required or permitted to be taken by the Company’s stockholders to be effected by written consent.

Required Vote of Stockholders

Approval of this Proposal No. 2 requires the affirmative vote of 662/3rd% of the outstanding shares of our capital stock entitled to vote on Proposal No. 2. As a result, abstentions and broker non-votes will have the same effect as a vote against Proposal No. 2. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal No. 2.

The Board recommends a vote “FOR” the proposal to approve an amendment to the Company’s Certificate of Incorporation to effectuate the Written Consent Amendment.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE COMPANY’S BYLAWS TO ALLOW ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN BY THE COMPANY’S STOCKHOLDERS TO BE EFFECTED BY WRITTEN CONSENT

Overview

The Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to the Company’s bylaws in the form set forth in APPENDIX B to this proxy statement (the “Bylaws Amendment”) to allow any action required or permitted to be taken by the Company’s stockholders to be effected by written consent.

Our Board is committed to strong corporate governance and believes in maintaining policies and practices that serve the best interests of all of the Company’s stockholders. Currently, our bylaws do not permit stockholder action by written consent. Consistent with the Board’s track record of taking proactive measures to enhance stockholder rights and commitment to maintaining exemplary corporate governance practices, the Board believes that it is in the best interests of the Company and its stockholders to approve an amendment to the Company’s bylaws to allow for any action required or permitted to be taken by the Company’s stockholders to be effected by written consent, as set forth in the Company’s proposed Bylaws Amendment. The Bylaws Amendment would not amend any other provisions of our bylaws.

A vote “FOR” this proposal will constitute approval of the Bylaws Amendment providing for any action required or permitted to be taken by the Company’s stockholders to be effected by written consent.

Required Vote of Stockholders

Approval of this Proposal No. 3 requires the affirmative vote of 662/3rd% of the outstanding shares of our capital stock entitled to vote on Proposal No. 3. As a result, abstentions and broker non-votes will have the same effect as a vote against Proposal No. 3. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal No. 3.

The Board recommends a vote “FOR” the proposal to approve an amendment to the Company’s Certificate of Incorporation to effectuate the Bylaws Amendment.

TRANSACTION OF OTHER BUSINESS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the Company’s stockholders at the Special Meeting. If, however, any other business is properly brought before the Special Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

11

Appendix “A”

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

Motorsport Games Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on January 8, 2021 (the “Certificate”).

2. This Certificate of Amendment amends the provisions of the Certificate.

3. Article IV of the Certificate is hereby amended by adding the following paragraph at the end of such Article:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [___] shares of Corporation’s Class A Common Stock and Class B Common Stock, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of validly issued, fully paid and non-assessable share of Class A Common Stock and Class B Common Stock, respectively, without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable.”

4. Section C. of Article VII of the Certificate is deleted in its entirety, and the following is substituted in lieu thereof:

“Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

5. Pursuant to resolution of the Corporation’s Board of Directors setting forth this proposed amendment of the Certificate, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration and approval, among other agenda items, of this proposed amendment, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of this Certificate of Amendment.

6. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

7. All other provisions of the Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this ____ day of __________, 2022.

MOTORSPORT GAMES INC., a Delaware corporation

By:
Name:
Title:

Appendix “B”

AMENDMENT NO. 1

TO THE BYLAWS

OF MOTORSPORT GAMES INC.

This Amendment No. 1 (this “Amendment”) to the Bylaws of Motorsport Games Inc., a Delaware corporation (the “Corporation”), is made and entered into on [______], 2022.

RECITALS:

WHEREAS, pursuant to Section 6.07 of the Corporation’s Bylaws (the “Bylaws”) and Article IX.B of the Corporation’s Certificate of Incorporation (the “Charter”), the stockholders of the Corporation are expressly empowered to adopt, amend, alter or repeal the Bylaws by, unless a higher percentage is required by the Charter as to any matter which is the subject of the Bylaws, by the affirmative vote of the holders of 662/3rd% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (the “Requisite Approval”); and

WHEREAS, the Requisite Approval has been obtained.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree that the bylaws of the Corporation shall be amended as follows:

1. Amendments. Effective as of [_______], 2022, Article 2.07 of the Bylaws is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“Section 2.07. Action by Consent. Unless otherwise restricted by the certificate of incorporation or otherwise provided by law, any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

2. Limited Effect. Except as expressly amended and modified by this Amendment, the Bylaws shall continue to be, and shall remain, in full force and effect in accordance with its terms.

3. Execution. Delivery of an executed signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

IN WITNESS WHEREOF, the Corporation has executed this Amendment as of the date set forth above.

MOTORSPORT GAMES INC., a Delaware corporation

By:
Name:
Title:

MOTORSPORT GAMES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

November 9, 2022

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Special Meeting of Stockholders are available at www.proxyvote.com

The undersigned stockholder(s) of Motorsport Games Inc., a Delaware corporation (the “Company”), hereby appoint(s) Dmitry Kozko as proxy, with the power to appoint a substitute, and hereby authorize(s) him to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of the Company’s Common Stock that the undersigned is/are entitled to vote at the Company’s Special Meeting of Stockholders to be held on November 9, 2022, at 11:00 a.m., local time, at 5972 NE 4th Avenue, Miami, Florida 33137, and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following proposals:

1.

To approve an amendment to the Company’s Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of the Company’s Class A and Class B common stock, par value $0.0001 per share (together, the “Common Stock”), at a ratio of 1-for-10, with the Company’s Board of Directors having the right to adjust such ratio, acting in its sole discretion and in the Company’s best interest, to up to 1-for-30, inclusive.

		For ☐	Against ☐	Abstain ☐

2.	To approve an amendment to the Company’s Certificate of Incorporation to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent.	For ☐	Against ☐	Abstain ☐

3.	To approve an amendment to the Company’s Bylaws to allow any action required or permitted to be taken by the Company’s stockholders be effected by written consent.	For ☐	Against ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the special meeting or any postponement or adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.